EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Bioject Medical Technologies Inc., does hereby constitute and appoint each of James C. O’Shea, John Gandolfo and Christine M. Farrell his or her true and lawful attorney and agent to do any and all acts and things and to execute in his or her name (whether on behalf of Bioject Medical Technologies Inc., or as an officer or director of said Registrant, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Bioject Medical Technologies Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of Common Stock of Bioject Medical Technologies Inc. issuable pursuant to the 2000 Employee Stock Purchase Plan including specifically, but without limitation thereto, power and authority to sign his or her name (whether on behalf of Bioject Medical Technologies Inc., or as an officer or director of said Registrant, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ James C. O’Shea	Chairman of the Board, President,	Sept. 26, 2005
James C. O’Shea	Chief Executive Officer, and
(Principal Executive Officer)

/s/ John Gandolfo	Chief Financial Officer,
John Gandolfo	(Principal Accounting Officer, and
	Principal Financial Officer)	Sept. 26, 2005

/s/ William A. Gouveia	Director	Sept. 26, 2005
William A. Gouveia

/s/ John Ruedy, M.D.	Director	Sept. 26, 2005
John Ruedy, M.D.

/s/ Randal D. Chase	Director	Sept. 26, 2005
Randal D. Chase

/s/ Eric T. Herfindal	Director	Sept. 26, 2005
Eric T. Herfindal

/s/ Richard J. Plestina	Director	Sept. 26, 2005
Richard J. Plestina

/s/ Sandra Panem	Director	Sept. 26, 2005
Sandra Panem

/s/ Joseph Bohan	Director	Sept. 26, 2005
Joseph Bohan